UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 20, 2005

CANCERVAX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-50440 (Commission File Number)	52-2243564 (IRS Employer Identification No.)

2110 Rutherford Road, Carlsbad, CA (Address of Principal Executive Offices)	92008 (Zip Code)

Registrant’s telephone number, including area code: (760) 494-4200

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     Mr. Cam L. Garner resigned from the Board of Directors and Audit Committee of CancerVax Corporation (the “Company”) effective July 20, 2005. Mr. Garner has indicated that his reason for deciding to resign is due to his commitment to other business interests. Mr. Garner has served as a director of the Company since 2001.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANCERVAX CORPORATION

Date: July 22, 2005

By:	/s/ William R. LaRue
	Name:	William R. LaRue
	Title:	Chief Financial Officer